Exhibit 10.37
No.: YZ7501200828250401
SHANGHAI PUDONG DEVELOPMENT BANK
PLEDGE CONTRACT FOR LOANS SECURED
USING INSTITUTIONAL DEPOSIT CERTIFICATES
(SINGLE LOAN)

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only
Pledge Contract for Loans Secured
Using Institutional Deposit Certificates
Pledgor:       MI Energy Corporation
Pledgee:       Shanghai Pudong Development Bank, Dalian Branch
WHEREAS:
To ensure the full performance by a debtor of its obligations under the master contract (see Article 9 hereof for details) in a timely manner, and to safeguard the repayment of debts to its creditor, the Pledgor voluntarily provides the collateral hereunder as security for its pledge. The Pledgor and the Pledgee have completed the formalities in relation thereto in accordance with the Provisions for the Administration of Loans Secured Using Institutional Time Deposit Certificates, and the Pledgee has received a letter of confirmation for time deposit and an institutional time deposit certificate both issued by the bank where the deposit is placed.
After examination, the Pledgee agrees to accept the security for pledge as provided by the Pledgor. In order to define the rights and obligations of the parties hereto, this Contract is hereby formulated for the purpose of their mutual observance.
Article 1 Collateral
The collateral hereunder is an institutional time deposit certificate (see Article 9 hereof for specific details).
Article 2 Principal Debt and Security for Pledge
1. Principal debt secured
(1) The principal debt secured hereunder shall be stipulated in details in Article 9 of this Contract.
(2) In this Contract, the terms “due” and “expires” shall include any circumstance where a creditor announces that the principal debt becomes due prior to its expiry.
2. Scope of security
In addition to the principal debt set forth in this Contract, the scope of security hereunder shall also include any interests accrued on the principal debt (the interests referred to in this Contract shall include interests, penalty interests and compound interests), default penalties, damages compensation, handling fees and other expenses resulting from the execution or performance of this Contract, expenses incurred by a creditor for the realization of its security right and debt (including without limitation, disposal costs, taxes, litigation costs, auction fees,

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only legal costs and travelling expenses), and the amount of security deposit required to be increased by a creditor but has not been increased after the master contract becomes effective.
3. Priority of claim for payment
The Pledgee shall be entitled to the first priority of claim for payment over the collateral. The Pledgee may directly exercise its pledge right hereunder without first exercising other security rights (if any) over a debtor to which it is entitled. The Pledgor agree that the failure on the part of the Pledgee to exercise or to timely exercise any of its own and debtor’s rights under other loan documents, including without limited to rights to the repayment of debts, security, and remedies for breach of contract, shall in no circumstances be deemed as a delay or waiver thereof, nor shall it affect the full performance by the Pledgee of its rights hereunder.
4. Alteration of the master contract
The rights and interests of the Pledgee hereunder shall not be affected due to any extension given by the Pledgee to a debtor, any delay in repayment, any modification, alteration or replacement of provisions of the master contract by the Pledgee and the debtor. If any such circumstances occurs, it shall be deemed to have obtained the prior consent from the Pledgor and no liabilities undertaken by the Pledgor in respect of security shall be mitigated nor relieved therefrom.
If the master contract is concluded for the provision of services by a creditor to a debtor in relation to the issuance of letters of credit, letters of undertaking or standby letters of credit, any amendments to such letters of credit, letters of undertaking or standby letters of credit under the master contract can be made without the consent of or the notification separately made to the Pledgor. Such amendments shall be deemed to have been approved in advance by the Pledgor and no liabilities undertaken by it in respect of security shall be mitigated nor relieved therefrom.
Article 3 Custody and Return of the Collateral
1. Custody of the collateral
The collateral shall be under the custody of the Pledgee during the period from the date on which the collateral hereunder are delivered by a deposit bank to the Pledgee to the date on which any debt of the debtor under the master contract is settled in full. This Contract shall become effective from the date on which the collateral is in actual possession of the Pledgee.
2. Return of the collateral
If any debt secured by the collateral is fully settled, the Pledgee may return the collateral directly to the deposit bank in exchange for the return of an account opening certificate from the deposit bank, and it shall then return such account opening certificate to the Pledgor. The Pledgee shall be deemed to have returned the collateral regardless of whether the Pledgor gives back the “receipt for the account opening certificate (if any)”.

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only
3. Exceptions for custody and return of the collateral
(1) In the event that the redemption date of the collateral expressly stated is earlier than the due date of the principal debt, the Pledgee and the Pledgor agree that the Pledgee shall have the right to redeem the collateral, and any amount from such redemption shall be used for the settlement of the principal debt or shall be deposited to the security deposit account designated by the Pledgee as security deposit so as to guarantee the principal debt. The parties hereto agree that they will not separately sign a pledge contract for security deposit upon the occurrence of the latter circumstance. If no settlement has been made to the Pledgee upon expiry of the performance period of the principal debt, the Pledgee shall have the priority of claim in respect of such security deposit.
(2) In the event that the due date of the principal debt is earlier than the redemption date of the collateral expressly stated, and no settlement has been made to the Pledgee, the Pledgee shall have the right to withdraw any amount of such time deposit certificate in advance to settle the principal debt, and any loss of interests arising from the early withdrawal shall be solely borne by the Pledgor on a voluntary basis. To the extent that the collateral hereunder is a deposit certificate issued by any bank other than the Pledgee, the Pledgor agrees to adopt any other additional security measures recognized by the Pledgee pursuant to its requirements if the circumstance described in this paragraph occurs.
Article 4 Disposal of the Collateral and Realization of Pledge Right
1. The Pledgee shall have the right to dispose of the collateral so as to realize pledge right if one of the following circumstances occurs:
(1) if the debtor is in default under the master contract;
(2) if any circumstance where the creditor may receive the repayment of debts in advance under the master contract occurs;
(3) if the Pledgor is in default hereunder.
2. In the event of any circumstance for disposal of the collateral as agreed in this Contract, the Pledgee shall have the right to deal with it in the following manners: where the currency of the principal debt is consistent with that of the collateral, the collateral shall be deducted for the settlement of debt or for making up the security deposit for external payment. Where the currency of the principal debt is inconsistent with that of the collateral, then the currency of the collateral shall be converted into the currency of the principal debt according to the relevant exchange rate solely determined by the Pledgee for the purpose of settling debt or making up the security deposit for external payment.
3. If advances have been made by the Pledgee after the disposal of collateral, all proceeds from the disposal shall be used for the settlement of all debts secured by the collateral. If no advance has been incurred by the Pledgee and the Pledgor is not a debtor, all proceeds from the disposal shall be used for the addition to the security deposit provided by

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only the debtor, and shall be credited into the special security deposit account of the debtor for external payment or as security deposit for any possible advances to be made by the Pledgee in future.
4. Any amount remaining after the disposal by the Pledgee of the collateral shall be returned to the Pledgor.
Article 5 Representations and Warranties
The Pledgor represents and warrants to the Pledgee that:
(1) the Pledgor is a separate legal entity. It has all necessary rights and capacity to perform its obligations hereunder and undertake civil liabilities independently in its own name.
(2) the Pledgor has the right to execute this Contract, and has been given all authorities and approvals that are necessary for the execution of this Contract and the performance of its obligations hereunder. All provisions of this Contract are expressed in a way that reflects the actual intention of the Pledgor, and are legally binding upon it.
(3) the Pledgor warrants that it will be abided by laws and regulations. The execution and performance of this Contract do not violate any laws that shall be observed by the Pledgor (the laws referred to herein shall include laws, regulations, rules, local regulations and judicial interpretations), its articles of association, as well as the relevant documents, decisions and rulings of competent authorities, nor do they contradict with any other obligations under any contracts, agreements or commitments executed by the Pledgor.
(4) the Pledgor warrants that all financial statements issued by it (if any) shall be in compliance with the laws of the PRC (excluding Hong Kong, Macao Special Administrative Region and Taiwan), which reflect its financial position in a true, complete and fair manner. All materials (including but not limited to account opening certificates, agreements, letters of authorization and seal specimen, etc.), documents and information provided by the Pledgee during the execution and performance of this Contract by the Pledgor are true, valid, accurate, complete and without any facts being withheld.
(5) the Pledgor warrants to complete all filings, registrations or other formalities that are necessary for the validity and legal performance of this Contract, and to pay any taxes and expenses in relation thereto.
(6) there has been no material adverse change in the operation and financial position of the Pledgor since the latest audited financial statements.
(7) the Pledgor has disclosed to the Pledgee all facts and circumstances that are or should have been known to it and that are of significance to the Pledgee for its decision to grant the facility under the master contract.

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only
(8) the Pledgor confirms that no payment in arrears, including but not limited to the wages of employees, medical and disabled allowances, pensions for the disabled or for family of the deceased, and compensations, has been or will be incurred on the date of this Contract and during the performance hereof.
(9) the Pledgor warrants that there is no circumstance or event which has or may have material adverse effects on its ability to perform this Contract.
Article 6 Matters Agreed upon by the Parties hereto
1. Obligations of the Pledgor
(1) The Pledgor undertakes that it will not take the following actions without the prior consent of the Pledgee:
(i) sell, present as a gift, lease, lend, transfer, mortgage, pledge or otherwise dispose of all or substantial part of its major assets.
(ii) materially change its operational system or shareholding structure, including without limitation, acting as contractor, leasing, joint operation, transformation into a company or joint stock company, equity transfer, amalgamation (or merger), equity (or cooperative) joint venture, spin-off, establishment of subsidiaries, transfer of property ownership and reduction of capital, etc.
(iii) amend its articles of association, change the scope of its business or its principal business.
(iv) provide guarantees for third parties, which would have material adverse effects on its financial position or its ability to perform the obligations hereunder.
(v) apply for the reorganization, bankruptcy or dissolution of the company.
(vi) sign any contracts/agreements which would have material adverse effects on its ability to perform the obligations hereunder or assume the relevant obligations having such effects.
(2) The Pledgor undertakes that it will notify the Pledgee immediately of any of the following events, if any, on the date thereof, and shall, within five (5) bank business days from the date of such event, deliver to the Pledgee the original of the notice (to be affixed with the common chop):
(i) the occurrence of any event which would render the representations and warranties given by the Pledgor hereunder untrue and inaccurate.

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only
(ii) the Pledgor or its controlling shareholder, actual controller or its associates being involved in litigations, arbitration, or their respective assets being detained, seized, frozen, enforceable, or other measures with the same effect being taken against them, or its legal representative, directors, supervisors and senior management being involved in litigations, arbitrations or other compulsory measures.
(iii) any change in matters such as the legal representative of the Pledgor or its authorized agents, persons-in-charge and principal financial controller, correspondence address, name of enterprise, and place of business.
(iv) the application by other creditors for the reorganization and bankruptcy of the Pledgor, or the revocation by the competent supervising authorities.
(3) The Pledgor undertakes that it will at all times cooperate and provide the corresponding financial information according to the requirements of the Pledgee during the execution and performance of this Contract.
(4) The Pledgor confirms that it shall not exercise the right to claim for debts and any other related rights to which it is entitled in connection with the performance hereof before the debtor settles all its debts under the master contract to the Pledgee.
(5) Upon request by the Pledgee, the Pledgor shall complete the notarization that is enforceable with the notarial authority designated by the Pledgee. The Pledgor shall voluntarily accept the enforceability of such notarization.
(6) When the Pledgee exercises the pledge right pursuant to this Contract, the Pledgor shall actively cooperate with the Pledgee to complete the formalities in relation thereto so as to guarantee the realization of pledge right by the Pledgee.
(7) The Pledgor shall bear all costs in relation to the collateral and the realization of pledge right.
(8) If there is obviously a possibility of any reduction in the value of collateral due to the factors such as the deterioration of business operation of the bank from which the collateral is provided, the Pledgor shall, upon request from the Pledgee, provide any security recognized by the Pledgee and whose value is equivalent to the amount so reduced or adopt other remedial measures.
(9) The Pledgor shall not lose the collateral and/or apply for the issuance of a public summon in respect thereof during the term of the pledge.
(10) If the master contract is concluded for the provision of services by a creditor to a debtor in relation to the issuance of letters of credit, letters of undertaking or standby letters of credit, the Pledgor undertakes that it will be jointly and severally liable for making up the security deposit (including making up the security deposit in advance) when the debtor fails to do so as required. The making up of the security deposit by the Pledgor shall not relieve its liabilities hereunder in respect of security. Any loss

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only incurred by the Pledgor during the performance of its liabilities for making up the security deposit (including loss of interests) shall be solely borne by the Pledgor.
(11) If the Pledgor is not a debtor in the master contract, the Pledgor undertakes that it will unconditionally assume a joint and several liability together with the debtor in respect of the portion of debts that has not been settled in one of the following circumstances:
(i) if the principal debt secured has not been fully settled after the Pledgee exercises the pledge right pursuant to this Contract.
(ii) if this Contract has not become effective, is invalid or revoked due to the fault of the Pledgor.
2. Deduction requirements
(1) When the Pledgor has debts payable that are due, the Pledgee shall have the right to deduct funds directly from any account opened by the Pledgor with Shanghai Pudong Development Bank for the settlement of the debts payable that are due.
(2) Unless otherwise required by the competent authorities of the State, any amount from the deduction shall first be used for the settlement of any unpaid cost of the Pledgor and the debtor that is due, then any unpaid interest that is due and finally any unpaid principal that is due.
(3) If the currency of any amount from the deduction is inconsistent with that of the amount required to be settled, the Pledgee shall have the right to make settlement in/purchase foreign exchange pursuant to the relevant exchange rate solely determined by it, and any risk relating to exchange rate shall be solely borne by the Pledgor.
3. Proof of debt
Any debt secured by the collateral shall be evidenced by the accounting documents issued and recorded by the Pledgee according to its business requirements, which will be regarded as valid proof for such debt.
4. Notice and delivery
(1) Any notice to be given by a party hereto to the other party shall be sent to the address set forth in the signature page of this Contract until the other party notifies the change of such address in writing. So long as any notice is sent to the above address, it shall be deemed to have been given: if sent by registered mail to the principal place of business, on the seventh (7th) bank business days after it was put into the post; if delivered in person, on the date when a recipient acknowledges the receipt thereof by way of signature; if sent by fax or email, on the date of transmission. However, all notices, demands or other communications given or delivered to the Pledgee shall be deemed to have been served on the date when the Pledgee actually receives them. All notices and demands given to the Pledgee by fax or email shall be confirmed with the

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only originals (to be affixed with the common chop) to be delivered by hand or by post to the Pledgee after the transmission.
(2) The Pledgor agrees that any summon and notice in connection with any legal actions against it shall be deemed to have been served so long as it is sent to the principal place of business set forth in the signature page of this Contract. Any change of address shall not become effective unless a prior written notice is served to the Pledgee.
5. Effectiveness, Modification and Discharge
(1) This Contract shall be formed after it is affixed with the common chop of each of the Pledgor and the Pledgee and signed and sealed by their legal representatives/persons-in-charge or authorized agents. This Contract shall become effective from the date on which the collateral hereunder are transferred to the Pledgee for its actual possession until the debts secured by the collateral hereunder are settled in full.
(2) This Contract shall be independent from the master contract in terms of validity, and shall not become invalid or revocable due to the invalidity or revocation of the master contract. If some of the provisions of this Contract are held to be invalid or revoked, the validity of any other provisions will not be affected.
(3) Neither parties hereto shall modify nor discharge this Contract in advance without authorization after this Contract becomes effective. In the event of any modification or discharge of this Contract, the parties hereto shall reach an unanimous agreement and sign a written agreement in respect thereof.
Article 7 Events of Default and their Treatment
1. Events of default
The Pledgor shall be deemed as breach of contract if one of the following circumstances occurs:
(i) if any representations, explanations and warranties given hereunder, or any notices, authorization, approvals, consents, certificates and other documents made pursuant to this Contract or in connection therewith are or have been proved to be incorrect or misleading, or are proved to have been lapsed or revoked or no legal effect when they are made.
(ii) if the Pledgor violates any of the matters agreed upon by the parties in Article 6 hereof.
(iii) if the Pledgor ceases its business and production, closes its business, ceases business for restructuring, reorganizes, liquidates, is taken over or under trusteeship, dissolves, or its business license is revoked or cancelled, or the Pledgor is bankrupt.

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only
(iv) if the Pledgor or its controlling shareholder, actual controller or its associates are involved in litigations, arbitration, or their respective assets are detained, seized, frozen, enforceable, or other measures with the same effect are taken against them, or its legal representative, directors, supervisors and senior management are involved in litigations, arbitrations or other compulsory measures, which would have adverse effects on the ability of the Pledgor to repay debts.
(v) if compulsory measures are taken against the collateral by the judicial authorities of the State or other competent bodies; or if the Pledgor has not fully completed the formalities in relation to the collateral nor provided true information according to the requirements of the Pledgee; or if the circumstances where the collateral is jointly held, disputed, confiscated, detained, regulated or has been pledged are withheld.
(vi) if the operation of the deposit bank deteriorates, which might affect its ability to repay debts; or if the financial position of the Pledgor deteriorates with serious operating difficulties, or if any event or circumstance occurs, which would have adverse effects on the normal operation of the Pledgor, its financial position or its ability to repay debts.
(vii) if the Pledgor proceeds with the procedures in relation to the loss of collateral and application for the issuance of a public summon during the term of the pledge, which causes or may cause harms to the pledge right of the Pledgee hereunder.
(viii) if the Pledgor commits any other acts that are in violation of this Contract, or acts in a way that causes harm to the legitimate interest of the Pledgee, which is sufficient to impede the normal performance of this Contract.
2. Treatment for breach of contract
If any of the events of default described in the above section occurs, the Pledgee shall have the right to declare that the principal debt becomes due prior to its expiry or to require the debtor to make up the security deposit, and shall dispose of the collateral pursuant to Article 4 hereof. It may also require the Pledgor to pay a default penalty (the calculation of which is set out in Article 9 hereof). In the event that the default penalty is not sufficient to cover any loss suffered by the Pledgee, the Pledgor shall compensate all losses suffered by the Pledgee arising therefrom.
Article 8 Miscellaneous
1. Governing law
This Contract shall be governed by the laws of the People’s Republic of China (excluding Hong Kong, Macao Special Administrative Region and Taiwan).

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only
2. Dispute Resolution
All disputes in connection with this Contract may be resolved through friendly consultation. In the event that no agreement can be reached through consultation, the people’s court at the place where the Pledgee is located shall have a non-exclusive jurisdiction over disputes. During the period of dispute, the parties shall continue to perform any other provisions that are not in dispute.
3. Others
(1) If any supplement shall be made for matters not covered in this Contract, the parties may reach an agreement in respect thereof and incorporate them into Article 9 hereof. They may also sign a separate written agreement as an exhibit hereto. The exhibits hereof are an integral part of this Contract, which shall have the same legal effect as the main body of this Contract.
(2) Unless otherwise stated specifically herein, the terms and expressions used herein shall have the same meaning as those defined in the master contract.
Article 9 Key Terms of this Contract
1. The master contract secured by this Contract [is corresponding to the “WHEREAS” section hereof].
(1) The master contract is the Short-term Loan Contract dated July 28, 2008 between a debtor and a creditor (with document number: 75012008282504). The creditor herein refers to the lender named in the master contract.
(2) The debtor under the master contract is Jilin Guotai Petroleum Development Company Limited () of Songyuan City, Jilin Province.
2. The collateral hereunder [is corresponding to those stated in Article 1.1 hereof].

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only

Information
of	Sequence No.
Deposit Certificate	1	2	3	4
Deposit Certificate No.	0014832
Type of Deposit	Institutional Time Deposit
Account Name	MI Energy Corporation
Account No.	75010167020001556
Institution with which the Account is Opened (Deposit Bank)	SPDB, Dalian Branch
Amount (RMB in words)	Seventeen Million Fifty-five Thousand Two Hundred and Fifty Dollars Only
Term	6 months
Account Opening Date	July 28, 2008
Due Date	January 28, 2009
Interest Rate	3.78%
3. The principal debt secured by this Contract [is corresponding to those stated in Article 2.1(1)].
☑ The principal debt secured hereunder is the loan facility in an amount of not exceeding RMB (currency) Sixteen Million Two Hundred Thousand Dollars only (in words) provided by the creditor to the debtor pursuant to the master contract. The term of loan facility (i.e.                                          in the master contract) is 6 months.
☐ The principal debt secured hereunder is the contingent liabilities in an amount of not exceeding           /                (currency)                               /                           only (in words) undertaken by the creditor (being the Pledgee of this Contract) in connection with its provision of                               /                          (name of the intermediary business) to the debtor pursuant to the master contract. If the creditor is forced to make advances in the above business, the principal debt will be converted into the advances paid by the creditor accordingly. Adjustment will be made correspondingly to the amount of the principal debt in accordance with the adjustment agreed in the master contract.
4. Treatment for breach of contract [is corresponding to those stated in Article 7.2 hereof].
Default Penalty: representing Twenty percent (in words) or                /                                                   /                                          of the principal debt.

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only
5. The exhibits hereto include: [are corresponding to those stated in Article 8.3(1) hereof].
(1)	« / » .

(2)	« / » .

(3)	« / » .

(4)	« / » .

(5)	« » .
6. Other matters agreed upon by the parties [are corresponding to those stated in Article 8.3(1) hereof].

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7. This Contract is executed in three originals. The Pledgor shall keep one copy, the Pledgee shall keep two copies and                 shall keep                 copies. All of them shall have the same legal effect.
(No text below)

SHANGHAI PUDONG DEVELOPMENT BANK
Pledge Contract for Loans Secured Using Institutional Deposit Certificates — For Single Loan only
(This page is the signature page and contains no text)
This Contract is made between the Pledgor and the Pledgee mentioned below on July 28, 2008. The Pledgor confirms that the parties hereto have explained and discussed in details in respect of all the provisions hereof at the time of the execution of this Contract. The parties raise no objection to all of the provisions of this Contract and have an accurate and correct understanding of the restrictions on the rights, obligations and liabilities of the parties concerned or the legal implications of exemption clauses.

Pledgor (Common chop)	Pledgee (Common chop)

[Chop of MI Energy Corporation is affixed]	[Chop of Shanghai Pudong Development Bank, Dalian Branch is affixed]

Legal Representative or Authorized Agent (Signature or Chop)	Person-in-charge or Authorized Agent (Signature or Chop)

[Chop of Zhao Jiangwei is affixed]	[Chop of Wang Xinhao is affixed]

Principal Place of Business:	Principal Place of Business:

Postal Code:	Postal Code:

Tel:	Tel:

Fax:	Fax:

E-mail:	E-mail:

Contact Person:	Contact Person: